July 24, 2000


Cascade Capital Trust I
c/o Cascade Financial Corporation
2828 Colby Avenue
Everett, Washington 98201

Re: Cascade Capital Trust I

Ladies and Gentlemen:

     We have acted as special counsel to Cascade Financial Corporation, a Delaware corporation (the "Corporation"), and Cascade Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the preparation and filing by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission") of an exchange offer registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to (i) the issuance of up to 10,000 shares of 11.00% Capital Securities, Series B (liquidation amount of $1,000 per capital security) of the Trust (the "Exchange Capital Securities"), representing preferred beneficial interests in the assets of the Trust under the Amended and Restated Declaration of Trust, dated as of March 1, 2000 (the "Declaration"), by and among the Corporation, Wilmington Trust Company, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein, (ii) the issuance of up to $10,000,000 principal amount of the Corporation's 11.00% Junior Subordinated Deferrable Interest Debentures due March 1, 2030, Series B (the "Exchange Debentures"), pursuant to the Indenture, dated as of March 1, 2000 (the "Indenture"), between the Corporation and Wilmington Trust Company, as Debenture Trustee, and (iii) the form of the Series B Capital Securities
Guarantee Agreement (the "Exchange Guarantee") between the Corporation and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), relating to the Exchange Capital Securities.

     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.



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Cascade Capital Trust I
July 24, 2000
Page 2



     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

        (i) Copy of the Certificate of Incorporation of the Corporation, certified as of a recent date by the Secretary of State of the State of Delaware;

        (ii) Copy of the Bylaws of the Corporation, certified by the Secretary of the Corporation to be a true, correct and complete copy;

        (iii) Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Corporation under the laws of the State of Delaware;

        (iv) Executed copy of the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on February 7, 2000;

        (v) Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Trust under the laws of the State of Delaware;

        (vi) Copies, certified by the Secretary of the Corporation to be true, correct and complete copies, of the resolutions duly adopted by the Board of Directors of the Corporation on February 24, 2000;

        (vii) Copy of the Registration Statement on Form S-4 filed by the Corporation and the Trust with the Commission on July 11, 2000 under the Act;

        (viii) Executed copy of the Declaration of Trust, dated February 4, 2000, by and between the Corporation and the Delaware Trustee;

        (ix)    Executed copy of the Declaration;

        (x)     Form of certificates evidencing the Exchange Capital Securities;

        (xi)    Form of the Exchange Guarantee;

        (xii)   Executed copy of the Indenture;



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Cascade Capital Trust I
July 24, 2000
Page 3

        (xiii)  Form of certificate evidencing the Exchange Debentures; and

        (xiv) Executed copy of the Registration Rights Agreement, dated as of February 25, 2000 (the "Registration Rights Agreement"), by and among the Corporation, the Trust and the Initial Purchasers.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the signed originals of all documents submitted to us as copies.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. To the extent this opinion addresses or is based upon questions of fact, we have not made any independent investigation or verification thereof other than as specifically stated herein and have relied exclusively upon the representations and warranties as to matters of fact contained in the documents listed above and the understandings and assumptions recited herein. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Corporation or the Trust may be a party or to which the Corporation or the Trust or any property thereof may be subject or bound. The opinions expressed below are made in the context of the foregoing.

     Our opinions set forth herein as to the validity, binding effect and enforceability of the Exchange Debentures and the Exchange Guarantee are specifically qualified to the extent that the validity, binding effect or enforceability of any obligations of the Trust and the Corporation under any of the documents listed above, or the availability or enforceability of any remedies provided therein or by law may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium and other statutory or decisional laws relating to or affecting creditors' rights or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter



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Cascade Capital Trust I
July 24, 2000
Page 4

enacted or in effect, affecting the rights of creditors generally; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity, including without limitation the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; and (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest.

     We express no opinion (a) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (b) as to provisions which purport to establish evidentiary standards; (c) as to provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (d) as to any anti-trust or state securities laws; (e) as to provisions regarding indemnification, contribution, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; or
(f) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

     For purposes of our opinions, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the receipt by each Person to whom an Exchange Capital Security is to be issued by the Trust (the "Exchange Capital Security Holders") of an appropriate certificate for such Exchange Capital Security and the exchange by each Exchange Capital Security Holder of its validly issued Series A Capital Securities accepted for exchange for the Exchange Capital Securities to be issued to it, in accordance with the Declaration and the Registration Statement, and (iv) that the Exchange Capital Securities are issued to the Exchange Capital Security Holders in accordance with the Declaration and the Registration Statement.

     Our opinions set forth below address only laws and regulations of general applicability and are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the laws of the United States and the States of Delaware and New York.




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Cascade Capital Trust I
July 24, 2000
Page 5

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. The Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801, et seq.

     2. The Exchange Capital Securities have been duly authorized by the Trust pursuant to the Declaration and will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     3. The Exchange Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Exchange Capital Security Holders may be obligated to make payments and provide indemnity and/or security as set forth in the Declaration.

     4. The Exchange Debentures have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered and paid for in the manner described in the Registration Statement, the Exchange Debentures will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     5. The Exchange Guarantee has been duly authorized by all requisite corporate action and, when duly executed as specified in the Guarantee Agreement and delivered in the manner described in the Registration Statement, the Guarantee will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

     We are members of the Bar of the District of Columbia, and we do not express any opinion concerning any law other than the law of the District of Columbia, the corporate law of the State of Delaware, the law of the State of Delaware concerning the treatment of Delaware business trusts and the federal law of the United States of America, and we do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. Accordingly, we have made no independent investigation of and, with your permission, have relied upon the opinion of Morris, James, Hitchens & Williams LLP, as special Delaware counsel to the Corporation and the Trust, as to opinions set forth in paragraphs 1, 2, and 3 and the opinion of Silver Freedman & Taff, LLP as to the opinions set forth in paragraphs 4 and 5. We do not express any opinion on any issue not expressly addressed above.

     This opinion is rendered as of the effective date set forth above, and we neither express any opinion as to circumstances or events which may occur subsequent to such date nor undertake to advise you of any changes in law or facts which may occur after the date hereof. Except as stated



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Cascade Capital Trust I
July 24, 2000
Page 6

above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other Person for any purpose. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other Person or entity or, for any other purpose, without our prior written consent.

                                              Very truly yours,

                                              /s/ Breyer & Associates PC


                                              BREYER & ASSOCIATES PC